Exhibit 10.5

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is entered into as of September 5, 2025, between:

RGC MIDSTREAM, LLC (“Borrower”),

and

ATLANTIC UNION BANK (“Lender”).

Borrower has requested that Lender provide two line of credit loans, and Lender is willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements in this Agreement, the parties covenant and agree as follows:

ARTICLE I.         DEFINITIONS AND ACCOUNTING TERMS

1.01         Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Loan Agreement.

“Attributable Indebtedness” means, on any date, (a) in respect of any finance lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a finance lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Guarantor and its Subsidiaries for the fiscal year ended September 30, 2025, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Guarantor and its Subsidiaries, including the Notes thereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “prime rate.” The “prime rate” is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of Virginia.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. Lender represents that it is not currently aware of any such request, rule, guideline or directive enacted, adopted or issued prior to the Closing Date that would constitute a Change in Law under the foregoing definition.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Compliance Certificate” means a certificate substantially in the form of Exhibit A.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means the Credit Agreement dated as of September 5, 2025, as amended, among Borrower, Atlantic Union Bank, as administrative agent, sole lead arranger, and lender, and CoBank, ACB.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any Notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means RGC Resources, Inc.

“Guaranty” means the unconditional guaranty agreement made by the Guarantor in favor of the Lender with respect to the Loans.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)         all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, Notes, loan agreements or other similar instruments;

(b)         all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)         net obligations of such Person under any Swap Contract;

(d)         all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts (i) payable in the ordinary course of business and, in each case, (ii) not past due for more than 60 days after the date on which such trade account payable was created unless the trade account is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP);

(e)         indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)         finance leases and Synthetic Lease Obligations;

(g)         all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)         all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any finance lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For purposes hereof, “Indebtedness” shall not include obligations for rental under operating or “true” leases.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means any date that accrued but unpaid interest on any Loan is due in accordance with the Notes.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” or “Loans” mean the extension of credit by Lender to Borrower under Article II.

“Loan Documents” means this Agreement, the Notes, the Guaranty, and any other related documents, including any Swap Contract, relating to the Loans to which Lender or its Affiliate is a party.

“Loan Parties” means, collectively, Borrower and Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Guarantor or the Guarantor and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Notes” means the promissory Notes made by Borrower in favor of Lender evidencing the Loans, substantially in the form of Exhibit B and Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under (a) any Loan Document or otherwise with respect to any Loan or (b) any Swap Contract relating to any Loan to which a Lender or its Affiliate is a party, all whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Participant” has the meaning specified in Section 10.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, manager, assistant manager, or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution other than a capital call payment (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control), the European Union, Her Majesty’s Treasury, The United Nations, or other relevant sanctions authority.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Lender or any Affiliate of Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Threshold Amount” means $5,000,000.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

1.02         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)         In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)         Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03         Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Lender), except that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04         Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.         THE LOAN AND CREDIT EXTENSION

2.01         Loans. Subject to the terms and conditions set forth herein, Lender agrees to make loans to Borrower, on the Closing Date, in the amounts of $1,850,000 (“Facility 1”) and $3,650,000 (“Facility 2”). Loan proceeds for Facility 1 shall be used for the sole purpose of supporting Borrower’s investment requirements for the Mountain Valley Pipeline, LLC’s Southgate Extension Project (MVP Southgate). Loan proceeds for Facility 2 shall be used for the sole purpose of supporting Borrower’s investment requirements for the Mountain Valley Pipeline, LLC’s Mountain Valley Pipeline Compression Project. During the course of the terms of the Loans, if the projected costs of either Project described herein decreases, Lender reserves the right to decrease the availability of Facility 1 or Facility 2.

2.02         Borrowing of Loans. The Borrower shall accept the Loans on the Closing Date. Each Loan is a non-revolving loan, and Borrower may borrow up to the principal amount during the term of each Loan, so long as no Event of Default (hereinafter defined) has occurred and is continuing. Borrower may repay principal amounts of any Loan but may not reborrow them.

2.03         Prepayments. Borrower may prepay all or any part of the balance outstanding of the Loans hereunder at any time without penalty.

2.04         Terms of Loans. The Loans will bear interest and be repaid in accordance with the Notes.

2.05         Payments Generally. (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, recoupment or setoff; however, any such counterclaim may be pursued in a separate proceeding.

(b)         Borrower shall maintain with Lender a deposit account into which Borrower will deposit its distributions and from which interest payments on the Loans may be made (as such account shall be designated by Borrower in a written notice to Lender from time to time, the “Borrower Account”). On each date when the payment of any principal, interest or fees are due hereunder or under the Notes, Borrower shall maintain on deposit in the Borrower Account an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Lender (A) to deduct automatically all principal, interest or fees when due hereunder or under the Notes from the Borrower Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or the Notes is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Lender. Lender agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.05(b) showing in reasonable detail the amounts of such deduction. Lender agrees to reimburse Borrower for any amount deducted from such account in excess of the amount due hereunder and under any other Loan Documents.

ARTICLE III.         YIELD PROTECTION AND ILLEGALITY

3.01          Illegality. If Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to make, maintain or fund the Loans, or to determine or charge interest rates based upon SOFR, as defined in the Notes, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by Lender to Borrower, any obligation of Lender to make or continue the Loans as one with interest based on SOFR shall be suspended until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from Lender, prepay or, convert the interest rate on the Loans to the Base Rate, either on the next succeeding Interest Payment Date, if Lender may lawfully continue to maintain such SOFR-based loans to such day, or immediately, if Lender may not lawfully continue to maintain SOFR-based loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.04 in accordance with the terms thereof due to such prepayment or conversion.

3.02          Inability to Determine Rates. If Lender determines that (a) adequate and reasonable means do not exist for determining the SOFR, or (b) SOFR does not adequately and fairly reflect the cost to Lender of funding the Loans, Lender will promptly so notify Borrower. Thereafter, the obligation of Lender to make or maintain the Loans shall be suspended until Lender revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request to borrow the Loans or, failing that, will be deemed to have converted the interest rate on any Loan to the Base Rate.

3.03          Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except any reserve requirement reflected in the interest rate of any Loan);

(ii)         subject Lender to any tax of any kind whatsoever with respect to this Agreement, or any Loan made by it, or change the basis of taxation of payments to Lender in respect thereof; or

(iii)         impose on Lender any other condition, cost or expense affecting this Agreement or any Loan;

and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loans (or of maintaining its obligation to make the Loans), or to increase the cost to Lender, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)         Capital Requirements. If Lender determines that any Change in Law affecting Lender or Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by Lender to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then, upon request of Lender, from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)         Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, showing the calculation of such amount or amounts, and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)         Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of Lender’s right to demand such compensation, except that Borrower shall not be required to compensate Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor. If the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect of the Change in Law.

3.04          Compensation for Losses. Upon demand of Lender from time to time, Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan on a day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by Borrower to prepay any Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing.

3.05          Mitigation Obligations. If Lender requests compensation under Section 3.03, or if Lender gives a notice pursuant to Section 3.01, then Lender shall use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Lender, such assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.03 in the future, or eliminate the need for the notice pursuant to Section 3.01, as applicable, and (ii) in each case, would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

3.06          Survival. All of Borrower’s obligations under this Article III shall survive repayment of all other Obligations hereunder.

ARTICLE IV.         CONDITIONS PRECEDENT

4.01         Conditions of Lending. The obligation of Lender to make the Loans is subject to satisfaction of the following conditions precedent:

(a) Lender’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Lender:

(i)         executed counterparts of this Agreement, sufficient in number for distribution to Lender and Borrower;

(ii)          the Notes executed by Borrower in favor of Lender;

(iii)         the Guaranty executed by the Guarantor;

(iv)          such certificates of resolutions or other action, incumbency certificates and other certificates of Responsible Officers of each Loan Party as Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)          such documents and certifications as Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (if such Loan Party is a corporation) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)          a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)          a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii)          evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

(ix)          a duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date, signed by a Responsible Officer of Borrower.

(b)         Unless waived by Lender, Borrower has paid all reasonable fees, charges and disbursements of counsel to Lender (directly to such counsel if requested by Lender) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Lender). Borrower also shall to Lender an origination fee on the Closing Date of 0.25% each for Facility 1 ($4,625.00) and Facility 2 ($9,125.00).

(c)         The Closing Date has occurred on or before September 5, 2025.

(d)         The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date the Loans are made, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(e) No Default shall exist, or would result from the Loans or from the application of the proceeds thereof.

(f)         Lender, to its sole satisfaction, shall have reviewed and have a full understanding of project plans, timelines, expected cash flows, and any other factors that Lender deems necessary.

ARTICLE V.          REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

5.01          Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03          Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person not yet obtained, taken, given or made is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04          Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect affecting creditors’ rights in general and also subject to the exercise of judicial discretion in accordance with general principles of equity.

5.05          Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Guarantor and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated and consolidating balance sheets of Guarantor and its Subsidiaries dated June 30, 2025, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06          Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or the Guarantor or any of their Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change since September 30, 2024 in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07          No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08          Ownership of Property; Liens. Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09          Environmental Compliance. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10          Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.

5.11          Taxes. Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

5.12         ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) as of June 30, 2025 no Pension Plan had an Unfunded Pension Liability exceeding $6,000,000 and no post-retirement benefit Plan had an unfunded liability exceeding $6,000,000; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13          Margin Regulations; Investment Company Act. (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. (b) None of Borrower, any Person Controlling Borrower, or any Subsidiary is, or is required to be registered as, an “investment company” under the Investment Company Act of 1940.

5.14          Disclosure. This Agreement, the financial statements described in Section 5.05 of this Agreement and the documents, certificates or other writings delivered to Lender by or on behalf of the Borrower prior to the date of this Agreement in connection with the transactions contemplated in this Agreement and identified in Schedule 5.14 (this Agreement and such documents, certificates or other writings, and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.15          Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16         Taxpayer Identification Number. Borrower’s true and correct U.S. taxpayer identification number is 47-4978072.

5.17         Anti-Corruption Laws; Sanctions. The Borrower and its Subsidiaries conduct their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation (collectively, the “Anti-Corruption Laws”) and any Sanctions to the extent applicable to Borrower or its Subsidiaries.

5.18         OFAC. No Loan Party nor any Subsidiary nor any of its respective officers, or to the knowledge of any Loan Party, any employee, director, agent or Affiliate thereof (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or any Sanctions, (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2 or any Sanctions, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

5.19         Patriot Act. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI.          AFFIRMATIVE COVENANTS

So long as the Loans or other Obligation shall remain unpaid or unsatisfied, Borrower shall:

6.01          Financial Statements. Deliver, or cause to be delivered, to Lender, in form and detail satisfactory to Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Guarantor, a consolidated and consolidating balance sheet of Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant registered with and in good standing with the Public Company Accounting Oversight Board, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Guarantor to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Guarantor and its Subsidiaries;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Guarantor, a consolidated and consolidating balance sheet of Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, for such fiscal quarter and for the portion of Guarantor’s fiscal year then ended, and the related consolidated and consolidating statements of changes in shareholders’ equity, and cash flows for the portion of the Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Guarantor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Guarantor to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Guarantor and its Subsidiaries.

6.02          Certificates; Other Information. Deliver, or cause to be delivered, to Lender, in form and detail satisfactory to Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Borrower;

(b)         promptly after any request by Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower or Guarantor by independent accountants in connection with the accounts or books of Borrower or Guarantor, or any audit of Borrower or Guarantor;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which Guarantor may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Lender pursuant hereto;

(d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(e) promptly, such additional information regarding the business, financial or corporate affairs of Guarantor or any Subsidiary, or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request.

6.03          Notices. Promptly notify Lender:

(a) of the occurrence of any Default;

(b) of any matter, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Guarantor or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between Guarantor or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Guarantor or any of its Subsidiaries, including pursuant to any applicable Environmental Laws, if such matter has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event; and

(d) of any material change in accounting policies or financial reporting practices by Guarantor or any of its Subsidiaries.

Each notice pursuant to this Section must be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04          Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary

6.05          Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect each of Borrower’s and Guarantor’s legal existence and, if applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06          Maintenance of Properties. (a) Maintain, preserve and protect all material properties and equipment of Borrower and Guarantor necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all reasonably necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07          Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and with a provision, to the extent such provision shall be available at reasonable cost, if applicable, requiring the insurer to give not less than 30 days’ prior notice to Lender of termination, lapse or cancellation of such insurance.

6.08          Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09          Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be.

6.10          Inspection Rights. Permit representatives and independent contractors of Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

6.11          Use of Proceeds. Loan proceeds for Facility 1 shall be used for the sole purpose of supporting Borrower’s investment requirements for the Mountain Valley Pipeline, LLC’s Southgate Extension Project (MVP Southgate). Loan proceeds for Facility 2 shall be used for the sole purpose of supporting Borrower’s investment requirements for the Mountain Valley Pipeline, LLC’s Mountain Valley Pipeline Compression Project.

6.12          Financial Covenants.

The Borrower and Guarantor shall not at any time permit, suffer or allow either:

(a) Consolidated Long Term Debt plus current maturities of Consolidated Long Term Debt to exceed 65% of Consolidated Total Capitalization; or

(b) Priority Indebtedness to exceed 15% of Consolidated Total Assets; or

(c) Consolidated Interest Coverage Ratio to be less than 1.50 to 1.00.

“Consolidated Interest Coverage Ratio” means, as of the date of any determination thereof, the ratio of Consolidated EBIT of the Guarantors and its Subsidiaries to Consolidated Interest Expense of the Guarantor and its Subsidiaries. “Consolidated EBIT” means on a Consolidated basis for the Guarantor the sum of earnings before interest and taxes.

“Consolidated Long Term Debt” means, as of the date of any determination thereof, the total of all Long Term Debt of the Guarantor and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Guarantor and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and its Subsidiaries in accordance with GAAP.

“Consolidated Stockholders’ Equity” means, as of the date of any determination thereof, the stockholders’ equity of the Guarantor which would be shown on a consolidated balance sheet of the Guarantor and its Subsidiaries as of such time prepared in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the total assets of the Guarantor which would be shown on a consolidated balance sheet of the Guarantor and its Subsidiaries as of such time prepared in accordance with GAAP.

“Consolidated Total Capitalization” means, as of the date of any determination thereof, the sum of (i) Consolidated Long Term Debt, plus (ii) current maturities of Consolidated Long Term Debt, plus (iii) Consolidated Stockholders’ Equity.

“Long Term Debt” of any Person means all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Long Term Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP.

“Priority Indebtedness” means the sum, without duplication, of all Indebtedness of the Guarantor or any of its Subsidiaries secured by Liens other than Permitted Liens.

“Permitted Liens” means the following:

(a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are “Duly Contested” as defined below;

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or which are “Duly Contested” as defined below;

(c) Liens (other than any Liens imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Finance Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit for the payment of the deferred purchase price of property;

(d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Guarantor or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(f) Liens on property or assets of a Subsidiary of the Guarantor for the benefit of the Guarantor or another Subsidiary of the Guarantor;

(g) Liens existing on the date of this Agreement and that secure Indebtedness of the Guarantor or any of its Subsidiaries described in Schedule 7.01;

(h) any Lien created after the date hereof to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction or improvement, of fixed assets useful and intended to be used in carrying on the business of the Guarantor or any of its Subsidiaries (including pursuant to a Finance Lease or a Synthetic Lease), but only if

(i) any such Lien extends solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

(ii) the principal amount of the Indebtedness secured by any such Lien at no time exceeds an amount equal to 100% of the lesser of cost or fair market value as determined in good faith by the board of directors of the Guarantor) of such property (or improvement thereon) at the time of such acquisition or construction, and

(iii) any such Lien is created contemporaneously with or within the period ending 180 days after, the acquisition or construction of such property;

(i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Guarantor or any of its Subsidiaries, or any Lien existing on any property acquired by the Guarantor or any of its Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary of Guarantor or such acquisition of property, and (ii) each such Lien on property so acquired shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

For purposes of the foregoing definition, “Duly Contested” means, with respect to taxes, assessments, other governmental charges, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, that (i) the amount, applicability or validity of such item is contested by the Guarantor or its Subsidiary, as applicable, on a timely basis in good faith and in appropriate proceedings, and the Guarantor or its Subsidiary, as applicable, has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or its Subsidiary, as applicable, or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.13         Anti-Corruption Laws; Sanctions. Borrower and its Subsidiaries will conduct their business in material compliance with the Anti-Corruption Laws and any Sanctions to the extent applicable to Borrower or its Subsidiaries.

6.14.         Other Materials. During the terms of the Loans, Borrower, at its sole cost and expense, shall deliver or cause to be delivered to Lender copies of all regulatory and project related approvals and permits.

ARTICLE VII. NEGATIVE COVENANTS

So long as the Loans or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01          Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) Borrower but only if the Borrower is the continuing or surviving Person or (ii) any one or more of Borrower’s Subsidiaries but only if, when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary is the continuing or surviving Person; and

(b) any Subsidiary of Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary of Borrower but only if, when the transferor in such a transaction is a wholly-owned Subsidiary of Borrower, then the transferee must either be Borrower or a wholly-owned Subsidiary of Borrower.

7.02          Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to Borrower or Guarantor or to a wholly-owned Subsidiary of Borrower or Guarantor; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor;

(e) Dispositions permitted by Section 7.01; and

(f) Dispositions of cash, cash equivalents and investment assets in the ordinary course of business.

7.03          Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to Borrower, Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) Borrower may declare and make dividend payments or other distributions to the Guarantor; and

(c) Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests.

7.04          Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.05          Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate. The foregoing restriction shall not apply to transactions between Borrower and Guarantor.

7.06          Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES

8.01          Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Borrower or any other Loan Party fails to pay (i) within five days after the same becomes due, any principal of or interest on any Loan or (ii) when due and such failure continues for 10 days after notice of such failure is given to Borrower by Lender, any other amount payable under any Loan Document; or

(b) Specific Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.05, 6.10, 6.11, 6.12, 6.13, 7.01, 7.03 or 7.06 or, within the meaning of Section 6.12, either (i) Consolidated Long Term Debt plus current maturities of Consolidated Long Term Debt exceeds 65% of Consolidated Total Capitalization or (ii) Priority Indebtedness exceeds 15% of Consolidated Total Assets; or Consolidated Interest Coverage Ratio is less than 1.50 to 1.00; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and (i) such failure continues for 30 days after notice of such failure is given to Borrower by Lender or (ii) in the case of any such failure that can be cured but cannot with due diligence be cured within such 30-day period, failure of the Loan Party to proceed promptly to cure the same and thereafter prosecute the curing of the same with due diligence but in any event within 60 days or any Event of Default occurs under any other Loan Document; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Borrower, Guarantor or any of Guarantor’s Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower, Guarantor or any of Guarantor’s Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower, Guarantor or any of Guarantor’s Subsidiaries is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower, Guarantor or any of Guarantor’s Subsidiaries as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Borrower, Guarantor or any of Guarantor’s Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower, Guarantor or any of Guarantor’s Subsidiaries and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against Borrower, Guarantor or any of Guarantor’s Subsidiaries (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, post-retirement benefit Plan, or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower or Guarantor under Title IV of ERISA to the Pension Plan, post-retirement benefit Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower, Guarantor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document or any material provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

(k) Change of Control. Borrower shall no longer be a wholly-owned subsidiary of Guarantor or one of Guarantor’s other subsidiaries; or

(l) Guaranty. Guarantor purports to revoke or disavow the Guaranty; or

(m) Credit Agreement. An Event of Default under the Credit Agreement occurs.

8.02          Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Lender may take any or all of the following actions:

(a) declare the commitment of Lender to make any Loan to be terminated, whereupon such commitment and obligation shall be terminated;

(b) declare the unpaid principal amount of any Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c) exercise all rights and remedies available to it under the Loan Documents; and

(d) waive such Event of Default.

Upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower or Guarantor under the Bankruptcy Code of the United States, the obligation of Lender to make any Loan shall automatically terminate, the unpaid principal amount of such Loan and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Lender.

8.03          Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after any Loan has automatically become immediately due and as set forth in Section 8.02), any amounts received on account of the Obligations shall be applied by Lender in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to Lender (including fees and time charges for attorneys who may be employees of Lender) and amounts payable under Article III) payable to Lender in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lender (including fees, charges and disbursements of counsel to Lender (including fees and time charges for attorneys who may be employees of Lender) and amounts payable under Article III);

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations;

Fourth, to payment of that portion of the Loans and other Obligations constituting unpaid principal; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

ARTICLE IX.

RESERVED

ARTICLE X.         MISCELLANEOUS

10.01         Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Lender and Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.02         Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower, to the address, telecopier number, electronic mail address or telephone number specified below:

RGC Midstream, LLC

519 Kimball Avenue NE

Roanoke, VA 24016

Attention: Timothy J. Mulvaney, Vice President, Treasurer & Chief Financial Officer

Telephone: 540.777.3997

Telecopier: 540.777.2636

Electronic Mail: tim_mulvaney@RGCResources.com

(ii) if to Lender, to the address, telecopier number, electronic mail address or telephone number specified below:

Atlantic Union Bank

1051 E. Cary Street, Suite 800

Richmond, VA 23219

Attention:         Aaron J. Metrick, Senior Vice President

Telephone: 804.310.7078

Telecopier: 804.225.8672

Electronic Mail: Aaron.Metrick@atlanticunionbank.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); however, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(b) Change of Address, Etc. Borrower or Lender may change its address, e-mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other party. Despite anything contained herein to the contrary, Borrower may designate at any one time only one address, telecopier number and telephone number for notice or other communications hereunder to Borrower.

(e) Reliance by Lender. Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Lender and its Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Lender may be recorded by Lender, and Borrower hereby consents to such recording.

10.03         No Waiver; Cumulative Remedies: Enforcement. No failure by Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04         Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Lender), in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii)  all out‑of‑pocket expenses incurred by Lender (including the reasonable fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with any Loan made hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loan.

(b) Indemnification by Borrower. Borrower shall indemnify Lender, and its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, (ii) the Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(e) Survival. The agreements in this Section shall survive the repayment, satisfaction or discharge of all the Obligations.

10.05         Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred

10.06         Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender and Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lender. Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned;

(i) Required Consent. No consent shall be required for any assignment except that the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless an Event of Default has occurred and is continuing at the time of such assignment.

(c) Participations. Lender may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of Lender’s rights and/or obligations under this Agreement (including all or a portion of any Loan owing to it); provided that (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(d) Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

(e) Deemed Consent of Borrower. If the consent of Borrower to an assignment to an assignee is required hereunder, Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered to Borrower by Lender unless such consent is expressly refused by Borrower prior to such fifth Business Day.

10.07         Treatment of Certain Information; Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrower or an Affiliate of Borrower. For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower, Guarantor or any Subsidiary or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Borrower, Guarantor or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Lender acknowledges that (a) the Information may include material non-public information concerning Borrower, Guarantor or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws. In the event that as a condition to receiving access to information relating to Borrower or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, Lender is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section, this Section shall not be amended thereby and, as between Lender and Borrower, this Section shall supersede any such other confidentiality undertaking. Lender acknowledges that U.S. securities laws prohibit any Person who has received material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. Lender further acknowledges that information provided to it by or on behalf of Borrower may contain material, non-public information concerning Borrower, its Subsidiaries or their Affiliates, or their securities, and Lender acknowledges that Lender may be restricted by applicable law from trading in the securities of Borrower or its parent if it possess material non-public information concerning Borrower or its parent unless such trading is otherwise permitted or exempted by applicable law.

10.08         Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the delinquent obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to Lender or any such Affiliate, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party are owed to a branch or office of Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Lender or its Affiliates may have. Lender agrees to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09         Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Lender and when Lender shall have received a counterpart hereof that bears the signature of Borrower. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11         Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Lender, regardless of any investigation made by Lender or on their behalf and notwithstanding that Lender may have had notice or knowledge of any Default at the time the Loans are made, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12         Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13         Governing Law; Jurisdiction; Etc. (a)         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA WITHOUT RESPECT OF ITS CONFLICTS OF LAWS PRINCIPLES.

(b)         SUBMISSION TO JURISDICTION. LENDER, BORROWER AND EACH OTHER LOAN PARTY EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF VIRGINIA SITTING IN THE CITY OF ROANOKE AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF VIRGINIA, ROANOKE DIVISION, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH VIRGINIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)         WAIVER OF VENUE. LENDER, BORROWER AND EACH OTHER LOAN PARTY EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

10.14         Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.15         Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or the Virginia Uniform Electronic Transactions Act.

10.16          USA PATRIOT Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.17         Time of the Essence. Time is of the essence of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

RGC MIDSTREAM, LLC

By: /s/ Paul W. Nester________________________

Name: Paul W. Nester

Title: President and CEO

By: /s/ Timothy J. Mulvaney___________________

Name: Timothy J. Mulvaney

Title: Vice President, Treasurer and Chief Financial Officer

SIGNATURE PAGE(S) FOR LOAN AGREEMENT

ATLANTIC UNION BANK

By: /s/ Aaron J. Metrick

Name: Aaron J. Metrick

Title: Senior Vice President

SIGNATURE PAGE(S) FOR LOAN AGREEMENT

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ___________,

To:         Atlantic Union Bank

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of September [X], 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the undersigned (“Borrower”), and you.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                 of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.         The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.         The Borrower has delivered the unaudited financial statements required by Section 6.01(b) and (c) of the Agreement for the fiscal quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Guarantor and its Subsidiaries and of Borrower in accordance with GAAP as at such date and for the period then ended, subject only to normal year-end audit adjustments and the absence of footnotes.

2.         The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Guarantor and Borrower during the accounting period covered by such financial statements.

3.         A review of the activities of Borrower during such fiscal period has been made by or under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.         The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.         The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                            ,                   .

RGC Midstream, LLC

By:

Name: ___________________________

Title: _________________________

For the Quarter/Year ended ___________________ (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

Section 6.12 Financial Covenants

(a) Limitation on Long Term Debt: The ratio of long-term debt to total capitalization cannot exceed 65%.

RGC Resources Consolidated

Long Term Debt
Long Term Debt Plus Current Maturities		(a),(1)

Total Shareholders’ Equity		(b),(2)

Total Capitalization (a) + (b)		(3)

Consolidated Ratio = (1) / (3): Hurdle < 65%
(Show calculation)	PASS/FAIL

(b) Limitation on Priority Indebtedness: < 15%

	RGC Resources Consolidated

Priority or Secured Indebtedness		(4)

Total Assets		(5)

Consolidated Ratio = (4) / (5): Hurdle < 15%
(Show calculation)	PASS/FAIL

(c) Consolidated Interest Coverage Ratio less than 1.50 to 1.00:

Consolidated Ratio =

(Show calculation)                                                      PASS/FAIL

EXHIBIT B

FORM OF FACILTY 1 NOTE

PROMISSORY NOTE

Lender:

Atlantic Union Bank

1051 E. Cary Street, Suite 800

Richmond, VA 23219

Attention: Middle Market Banking

Principal Amount: $1,850,000.00 Date of Note: September 5, 2025

PROMISE TO PAY. RGC MIDSTREAM, LLC (“Borrower”) promises to pay, without offset, to ATLANTIC UNION BANK (“Lender”), or order, in lawful money of the United States of America, the principal sum of One Million Eight Hundred Fifty Thousand and No/100 Dollars ($1,850,000.00), together with interest on the unpaid principal balance from the date of this Note until paid in full, at the rate or rates stated in this Note, calculated as described in the “INTEREST CALCULATION METHOD” paragraph.

DEFINITIONS. Capitalized terms used in this Note and not otherwise defined have the meanings given them in the Loan Agreement dated the date of this Note (the “Loan Agreement”) between the Borrower and the Lender. For purposes of this Note:

“Applicable Margin” means 1.75%, subject to adjustment in accordance with the following: at which time Borrower has provided Lender evidence satisfactory to Lender that the pipeline of Mountain Valley Pipeline, LLC, Southgate extension, is operational and that the distributions from Mountain Valley Pipeline, LLC to Borrower have commenced, the Applicable Margin will be 1.55% per annum, with the fact of the adjustment of the Applicable Margin and its effective date established by written notice from Lender to Borrower.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banking institutions are not authorized to close under the laws of Virginia.

“Determination Day” means that date which is two U.S. Government Securities Business Days prior to the first day of the Interest Period if such day is a U.S. Government Securities Business Day.

“Interest Period” means the period commencing on the date of this Note and ending on September 30, 2025, and each one month period ending on the first day of each next succeeding calendar month thereafter; provided, that if an Interest Period would end on a day other than a Business Day, such Interest Period shall end on the next succeeding or next preceding Business Day, as determined by Lender in its sole discretion.

“Project” means the Borrower’s investment in extending the Mountain Valley Pipeline (Southgate Extension Project) referenced in the Commitment Letter dated July 22, 2025, as “Facility 1”.

“Term SOFR” means the Term SOFR reference rate for a one month tenor as administered by the Term SOFR Administrator and quoted by Bloomberg Finance L.P., or any quoting service or commonly available source utilized by Bank on the Determination Day; provided that if as of 5:00 p.m. (New York time) on the Determination Day, Term SOFR for such tenor has not been published by the Term SOFR Administrator, then, subject to Section 2, the rate used will be Term SOFR for such tenor as published by the Term SOFR Administrator for the immediately preceding U.S. Government Securities Business Day on which such rate was published on the Term SOFR Administrator’s website so long as such immediately preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day; and further provided if Term SOFR would be less than zero percent (0%), then it shall be deemed to be zero percent (0%).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited or a successor administrator of the Term SOFR selected by Bank in its sole discretion.

“Statutory Reserve Requirements” means reserve requirements then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein).

“U.S. Government Securities Business Day” Any day except for (i) a Saturday, (ii) a Sunday, or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

INTEREST RATE. The outstanding principal of this Note bears interest at a rate per annum equal to Term SOFR for the Interest Period then in effect plus the Applicable Margin.

The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section of this Note or as provided in the Loan Agreement.

Borrower acknowledges and agrees that Lender may make loans based on interest rates other than the Term SOFR as determined herein. The Term SOFR is not necessarily the lowest rate, or the basis for the lowest rate, charged by Lender on its loans.

PAYMENT. Principal of and interest on this Note shall be due and payable in accordance with the following:

The amount of accrued but unpaid interest on this Note shall be due on the first day of month, commencing October 1, 2025; and

On September 5, 2030, the entire indebtedness evidenced by this Note, including all outstanding principal and accrued but unpaid interest, shall be due and payable.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. This Note is subject to prepayment by the Borrower in accordance with, and to the extent stated in, the Loan Agreement.

LATE CHARGE. If a payment is late 8 days or more, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT.          Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. Upon default hereunder, including failure to pay upon final maturity, the interest rate on this Note shall be increased by 2.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Virginia without regard to its conflicts of law provisions. This Note has been accepted by Lender in the Commonwealth of Virginia.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $35.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Plan accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

HEDGE OBLIGATIONS. This Note further constitutes a promise to repay all obligations incurred by Borrower under related any Swap Contract or similar agreement now or later entered into between the Lender and the Borrower, including any Schedule to it and any Confirmations issued in connection with it, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign exchange transaction, cross currency rate swap, currency option, any combination of or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

RGC MIDSTREAM, LLC

By: /s/ Paul W. Nester                                     (Seal)

Name: Paul W. Nester

Title: President and CEO

By: /s/ Timothy J. Mulvaney______________(Seal)

Name: Timothy J. Mulvaney

Title: Vice President, Treasurer and Chief Financial Officer

EXHIBIT C

FORM OF FACILTY 2 NOTE

PROMISSORY NOTE

Lender:

Atlantic Union Bank

1051 E. Cary Street, Suite 800

Richmond, VA 23219

Attention: Middle Market Banking

Principal Amount: $3,650,000.00 Date of Note: September 5, 2025

PROMISE TO PAY. RGC MIDSTREAM, LLC (“Borrower”) promises to pay, without offset, to ATLANTIC UNION BANK (“Lender”), or order, in lawful money of the United States of America, the principal sum of Three Million Six Hundred Fifty Thousand and No/100 Dollars ($3,650,000.00), together with interest on the unpaid principal balance from the date of this Note until paid in full, at the rate or rates stated in this Note, calculated as described in the “INTEREST CALCULATION METHOD” paragraph.

DEFINITIONS. Capitalized terms used in this Note and not otherwise defined have the meanings given them in the Loan Agreement dated the date of this Note (the “Loan Agreement”) between the Borrower and the Lender. For purposes of this Note:

“Applicable Margin” means 1.75%, subject to adjustment in accordance with the following: at which time Borrower has provided Lender evidence satisfactory to Lender that the pipeline of Mountain Valley Pipeline, LLC, MVP compression, is operational and that the distributions from Mountain Valley Pipeline, LLC to Borrower have commenced, the Applicable Margin will be 1.55% per annum, with the fact of the adjustment of the Applicable Margin and its effective date established by written notice from Lender to Borrower.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banking institutions are not authorized to close under the laws of Virginia.

“Determination Day” means that date which is two U.S. Government Securities Business Days prior to the first day of the Interest Period if such day is a U.S. Government Securities Business Day.

“Interest Period” means the period commencing on the date of this Note and ending on September 30, 2025, and each one month period ending on the first day of each next succeeding calendar month thereafter; provided, that if an Interest Period would end on a day other than a Business Day, such Interest Period shall end on the next succeeding or next preceding Business Day, as determined by Lender in its sole discretion.

“Project” means the Borrower’s investment in the Mountain Valley Pipeline compression project referenced in the Commitment Letter dated July 22, 2025, as “Facility 2”.

“Term SOFR” means the Term SOFR reference rate for a one month tenor as administered by the Term SOFR Administrator and quoted by Bloomberg Finance L.P., or any quoting service or commonly available source utilized by Bank on the Determination Day; provided that if as of 5:00 p.m. (New York time) on the Determination Day, Term SOFR for such tenor has not been published by the Term SOFR Administrator, then, subject to Section 2, the rate used will be Term SOFR for such tenor as published by the Term SOFR Administrator for the immediately preceding U.S. Government Securities Business Day on which such rate was published on the Term SOFR Administrator’s website so long as such immediately preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day; and further provided if Term SOFR would be less than zero percent (0%), then it shall be deemed to be zero percent (0%).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited or a successor administrator of the Term SOFR selected by Bank in its sole discretion.

“Statutory Reserve Requirements” means reserve requirements then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein).

“U.S. Government Securities Business Day” Any day except for (i) a Saturday, (ii) a Sunday, or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

INTEREST RATE. The outstanding principal of this Note bears interest at a rate per annum equal to Term SOFR for the Interest Period then in effect plus the Applicable Margin.

The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section of this Note or as provided in the Loan Agreement.

Borrower acknowledges and agrees that Lender may make loans based on interest rates other than the Term SOFR as determined herein. The Term SOFR is not necessarily the lowest rate, or the basis for the lowest rate, charged by Lender on its loans.

PAYMENT. Principal of and interest on this Note shall be due and payable in accordance with the following:

The amount of accrued but unpaid interest on this Note shall be due on the first day of month, commencing October 1, 2025; and

On September 5, 2030, the entire indebtedness evidenced by this Note, including all outstanding principal and accrued but unpaid interest, shall be due and payable.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. This Note is subject to prepayment by the Borrower in accordance with, and to the extent stated in, the Loan Agreement.

LATE CHARGE. If a payment is late by 8 days or more, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT.          Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. Upon default hereunder, including failure to pay upon final maturity, the interest rate on this Note shall be increased by 2.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Virginia without regard to its conflicts of law provisions. This Note has been accepted by Lender in the Commonwealth of Virginia.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $35.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Plan accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

HEDGE OBLIGATIONS. This Note further constitutes a promise to repay all obligations incurred by Borrower under any related Swap Contract or similar agreement now or later entered into between the Lender and the Borrower, including any Schedule to it and any Confirmations issued in connection with it, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign exchange transaction, cross currency rate swap, currency option, any combination of or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

RGC MIDSTREAM, LLC

By: /s/ Paul W. Nester                                     (Seal)

Name: Paul W. Nester

Title: President and CEO

By: /s/ Timothy J. Mulvaney______________(Seal)

Name: Timothy J. Mulvaney

Title: Vice President, Treasurer and Chief Financial Officer